SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                             INTER-TEL, INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
5)   Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

                             INTER-TEL, INCORPORATED
                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 3, 2000
                    ----------------------------------------

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Inter-Tel, Incorporated (the "Company"), an Arizona corporation, will be held on May 3, 2000, at 10:00 a.m., local time, at the Company's offices located at 7300
W. Boston Street, Chandler, Arizona 85226 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected and qualified.

2. To amend the Inter-Tel, Incorporated 1997 Long-Term Incentive Plan to increase the shares reserved by 1,250,000 shares and to amend the plan to prohibit the repricing of options under the Plan.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Each of these items will be discussed at the Annual Meeting with adequate time allotted for shareholder questions.

     Only shareholders of record at the close of business on March 10, 2000 are entitled to notice of and to vote at the meeting. A copy of the Company's 1999 Annual Report to Shareholders, which includes certified financial statements, was mailed with this Notice and Proxy Statement on or about April 3, 2000, to all shareholders of record on the record date.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to vote via telephone pursuant to instructions provided in the proxy card. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.

                                        Sincerely,

                                        KURT R. KNEIP,
                                        Secretary
Phoenix, Arizona
April 3, 2000

                             INTER-TEL, INCORPORATED
                        120 NORTH 44TH STREET, SUITE 200
                           PHOENIX, ARIZONA 85034-1822

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is furnished by Inter-Tel, Incorporated ("Inter-Tel" or the "Company"), for use at the Annual Meeting of Shareholders to be held May 3, 2000 at 10:00 a.m., local time or at any postponement or continuation of the meeting, if applicable, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual
Meeting of Shareholders. The Annual Meeting will be held at the Company's offices located at 7300 W. Boston Street, Chandler, Arizona 85226.

     These proxy solicitation materials were mailed on or about April 3, 2000 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record at the close of business on March 10, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 26,321,779 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of the Company. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

VOTING AND SOLICITATION

     Every shareholder voting at the Annual Meeting for the election of directors may either (i) cumulate such shareholder's votes and give one nominee for director a number of votes equal to (a) the number of directors to be elected, multiplied by (b) the number of shares of the Company's Common Stock held by such shareholder; or (ii) distribute such shareholder's votes on the same principle among as many nominees for director as the shareholder thinks fit, provided that votes cannot be cast for more than five nominees. However, no shareholder will be entitled to cumulate votes for any nominee unless such nominee's name has been placed in nomination prior to the voting and such shareholder, or another shareholder, has given notice at the Annual Meeting prior to the voting for directors of the intention of such shareholder to cumulate such shareholder's votes. On all other matters, one vote may be cast for each share held of the Company's Common Stock.

     A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. All matters to be considered and acted upon by the shareholders at the Annual Meeting must be approved by a majority of the shares represented at the Annual Meeting and entitled to vote. Consequently, abstentions will have the same legal effect as votes against a proposal. In contrast, broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters will have no effect on the approval of such matters.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Telephone voting will also be allowed pursuant to instructions provided in the proxy card submitted with this proxy.

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, personally or by telephone or telecopier, without additional compensation.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of security holders of the Company that are intended to be presented by such shareholders at the annual meeting of the Company for the fiscal year ending December 31, 2000 must be received by the Company no later than December 4, 2000, in order to be included in the proxy statement and form of proxy relating to such meeting.

INDEPENDENT AUDITORS

     The independent auditors of the Company for the fiscal year ended December 31, 1999 were Ernst & Young LLP. A representative of Ernst & Young LLP will attend the annual meeting for the purpose of responding to appropriate questions.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)
NOMINEES

     Five directors are to be elected at the meeting. Each nominee named below is currently a director of the Company. Maurice Esperseth, a current board member, is not standing for reelection to the board. In the event that any nominee of the Company becomes unavailable for any reason or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively, in their discretion, in such a manner as to ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion. The term of office of each person elected as a director will continue until the next annual meeting and until his successor has been elected and qualified.

     The names of the nominees and certain biographical information relating to the nominees are set forth below.

                                                                     Director
Name of Nominees           Age              Position(s)               Since
----------------           ---              -----------               -----

Steven G. Mihaylo          56               Chairman and Chief        1969
                                            Executive Officer

J. Robert Anderson         63               Director                  1997

Jerry W. Chapman           59               Director                  1999

Gary D. Edens              58               Director                  1994

C. Roland Haden            59               Director                  1983

     Mr. Mihaylo, the founder of the Company, has served as Chairman of the Board of Directors of the Company since September 1983, as Chief Executive Officer of the Company since its formation in July 1969, and President since May 1998. Mr. Mihaylo served as President of the Company from 1969 to 1983 and from 1984 to December 1994, and as Chairman of the Board of Directors from July 1969 to October 1982. Mr. Mihaylo also is a director of MicroAge, Inc. and Microtest, Inc.

     Mr. Anderson has been a director of the Company since February 1997. Mr. Anderson held various positions at Ford Motor Company from 1963 to 1983, serving from 1978 to 1983 as President of the Ford Motor Land Development Corporation. He served as Senior Vice President, Chief Financial Officer and a member of the Board of Directors of The Firestone Tire and Rubber Company from 1983 to 1989, and as Vice Chairman of Bridgestone/Firestone, Inc. from 1989 through 1991. He most recently served as Vice Chairman, Chief Financial Officer and a member of the Board of Directors of the Grumman Corporation from 1991 to 1994. Mr. Anderson is currently semi-retired, and he is an active leader in various business, civic and philanthropic organizations.

     Mr. Chapman was elected as a director in December 1999 and previously served as a director in the late 1980's and early 1990's. He is a Certified Public Accountant and recently retired as a partner with Arthur Andersen LLP after over 37 years in public accounting and consulting. During the first half of his career, Mr. Chapman focused his energies in the Audit and Assurance area of practice. In 1980, he moved into the Business and Strategic Consulting areas of practice as well as managing major practice areas for his firms. Mr. Chapman has now opened a consulting practice focusing on providing strategic and market driven services for his clients.

     Mr. Edens has been a director of the Company since October 1994. He was a broadcasting media executive from 1970 to 1994, serving as Chairman and Chief Executive Officer of Edens Broadcasting, Inc. from 1984 to 1994, when that corporation's nine radio stations were sold. He is currently President of The Hanover Companies, Inc., an investment firm. He is an active leader in various business, civic and philanthropic organizations.

     Dr. Haden has been a director of the Company since 1983. Dr. Haden has been Vice Chancellor and Dean of Engineering of Texas A&M University since 1993. Previously, he served as Vice Chancellor of Louisiana State University from 1991 to 1993, Dean of the College of Engineering and Applied Sciences at Arizona State University from 1989 to 1991, Vice President for Academic Affairs at Arizona State University from 1987 to 1988, and Dean of the College of Engineering and Applied Sciences from 1978 to 1987. Dr. Haden also formerly served on the board of directors and audit committees of two companies unrelated to Inter-Tel - Square D Company and E-Systems, Inc.. Dr. Haden holds a doctoral degree in Electrical Engineering from the University of Texas and has also served on the faculty of the University of Oklahoma.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH NOMINEE LISTED ABOVE.

                    AMENDMENTS TO THE INTER-TEL, INCORPORATED
                          1997 LONG-TERM INCENTIVE PLAN
                                (PROPOSAL NO. 2)

     The Company seeks shareholder approval of two amendments to the Inter-Tel, Incorporated 1997 Long-Term Incentive Plan (the "Option Plan").

     In March 2000, the Board of Directors increased the shares of the Company's Common Stock reserved for issuance under the Option Plan by 1,250,000 shares, bringing the total shares currently reserved for issuance under the Option Plan to 3,650,000 shares. The Board also approved an amendment to the Option Plan to prohibit repricing stock options granted under the Option Plan. Proposal No. 2 seeks stockholder approval of the increase in shares reserved and the amendment to prohibit the repricing of options under the Option Plan.

     The purpose of the Option Plan is to promote the success and enhance the value of the Company by linking the personal interests of its key employees with an incentive for outstanding performance. It is further intended to attract, motivate and retain the services of the best available officers and key employees. The Option Plan permits the grant of stock-based incentives to selected officers and key employees. Such grants are traditionally in the form of stock options, although the Option Plan permits other forms of incentives.

     The Option Plan shall be administered by the Board or one or more Committees appointed by, and serving at the discretion of the Board (referred herein collectively as the "Administrator"). The per share exercise price of any incentive stock options may not be less than the fair market value of a share of Common Stock at the time of grant. No incentive stock option may be granted on or after the tenth anniversary of the date the Option Plan was approved by the Shareholders. The Option Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock.

     Therefore, in order to provide continuing incentives to employees, the Board of Directors of the Company is requesting that the shareholders approve the amendments to the Option Plan at the Annual Meeting. Approval of the Option Plan requires the affirmative vote of a majority of the votes cast with respect to the proposal. A copy of the Option Plan is attached at the end of this proxy.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE INTER-TEL INCORPORATED 1997 LONG-TERM INCENTIVE PLAN AS NOTED ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table and footnotes thereto set forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (a) each director and nominee for director of the Company who owned shares as of such date, (b) each of the Named Officers (defined below), (c) all directors and executive officers of the Company as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:
                                               Shares of Common Stock
                                                 Beneficially Owned
                                            ----------------------------
                                             Number             Percent
Name (1)                                    of Shares           of Total
--------                                    ---------           --------
Steven G. Mihaylo                           5,417,484             20.2
  120 North 44th Street, Suite 200
  Phoenix,  Arizona  85034
J. Robert Anderson                             20,000 (2)            *
Gary D. Edens                                  35,000 (3)            *
Maurice H. Esperseth                           32,529 (4)            *
C. Roland Haden                                20,487 (4)            *
Norman Stout                                   85,719 (5)            *
Craig W. Rauchle                              192,537 (6)            *
Ross E. McAlpine                               89,740 (7)            *
Jeffrey T. Ford                               117,460 (8)            *
Kurt R. Kneip                                  69,749 (9)            *
All directors and executive
  officers as a group (10 persons)          6,080,705 (10)        22.7

Other Beneficial Owners:
Thomson Horstmann & Bryant, Inc.
    Park 80 West, Plaza Two
    Saddle Brook, NJ  07663                 1,946,100 (11)         7.3

----------
*    Less than 1%.
(1) Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from that date have been exercised. All persons named in the table have sole voting and investment power with respect to all shares issuable pursuant to stock options. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2) Includes 20,000 shares issuable pursuant to stock options which were exercisable on March 10, 2000, or within 60 days of that date.
(3) Includes 30,000 shares issuable pursuant to stock options which were exercisable on March 10, 2000, or within 60 days of that date.
(4) Includes 10,000 shares issuable pursuant to stock options which were exercisable on March 10, 2000, or within 60 days of that date
(5) Includes 37,000 shares issuable pursuant to stock options which were exercisable on March 10, 2000, or within 60 days of that date. Of these shares, 20,000 shares have shared voting and investment power with Mr. Stout's spouse.
(6) Includes 167,495 shares issuable pursuant to stock options which were exercisable on March 10, 2000, or within 60 days of that date.
(7) Includes 73,000 shares issuable pursuant to stock options which were exercisable on March 10, 2000, or within 60 days of that date.
(8) Includes 73,800 shares issuable pursuant to stock options which were exercisable on March 10, 2000, or within 60 days of that date. Of these shares, 27,417 shares have shared voting and investment power with Mr. Ford's spouse.
(9) Includes 45,000 shares issuable pursuant to stock options which were exercisable on March 10, 2000, or within 60 days of that date. Of these shares, 16,000 shares have shared voting and investment power with Mr. Kneip's spouse.

(10) Includes 446,295 shares issuable pursuant to stock options held by all directors and executive officers as a group which are currently exercisable or which will become exercisable within 60 days after March 10, 2000.
(11) Based solely upon information contained in a Schedule 13G filed January 12, 2000.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four regularly scheduled meetings and five special board meetings for a total of nine meetings during the fiscal year ended December 31, 1999.

     The Audit Committee of the Board of Directors consisted of directors Anderson and Esperseth, through December 1, 1999. The Audit Committee consisted of directors Anderson, Chapman and Haden from December 1 through December 31, 1999. The Audit Committee met two times during the last fiscal year. Pursuant to revised rules of the Securities and Exchange Commission, the Board of Directors will approve a revised Audit Committee Charter in 2000. In addition, beginning in 2000, the Audit Committee will perform quarterly reviews of financial information prior to filing public documents with the Securities and Exchange Commission. The Audit Committee intends to comply with the requirements of the new rules. This Committee also recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal controls and financial management practices.

     The Compensation and Stock Option Committee of the Board of Directors consisted of directors Esperseth and Edens. The Compensation Committee consisted of directors Esperseth and Edens at December 31, 1999. The Compensation Committee met two times during the last fiscal year. The Compensation Committee reviews employee compensation and makes recommendations thereon to the Board of Directors and administers the Company's Stock Incentive Plans. The Compensation Committee also determines, upon review of relevant information, the employees to whom options shall be granted.

     There is no nominating committee or other committee performing similar functions.

     During the fiscal year ended December 31, 1999, each director attended all meetings of the Board of Directors and of the committee(s) on which such director served, in person or by consent.

DIRECTOR COMPENSATION

     Each director except Mr. Mihaylo was paid a fee of $1,000 for each regularly scheduled Board of Directors meeting attended and $500 for each committee meeting attended. In addition, board members received quarterly stipends of $4,000, and committee chairmen received an additional $500 per quarter. Board members received $1,000 each for attendance at special meetings of the board. All directors, except Mr. Mihaylo, are eligible to participate in the Company's 1990 Directors' Stock Option Plan, under which each director is granted options to purchase 5,000 shares of Common Stock annually at the market price five business days after the date of the third quarter board meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth compensation paid by the Company for services rendered during the fiscal years 1999, 1998 and 1997 by the Chief Executive Officer and the five other most highly compensated executive officers of the Company (the "Named Officers"), whose aggregate salary and bonus exceeded $100,000 in 1999.

                            INTER-TEL, INCORPORATED
                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                                   Long-Term
                                                                 Compensation
                                                                    Awards
                                                                  ----------
                                                                   Number of
                                                                  Securities        All
                                                                  Underlying       Other
                                            Salary      Bonus       Options    Compensation(1)
Name and Position                 Year       ($)         ($)          (#)           ($)
-----------------                 ----     -------     -------      -------       -------
      (a)                          (b)       (c)         (d)          (g)          (i)

Steven G. Mihaylo (3)             1999     300,000          --           --       6,000
  Chairman and Chief              1998     300,000     210,000     (160,000)      6,000
  Executive Officer               1997     300,000     100,000      400,000       8,525

Norman Stout (3), (4)             1999     257,692     113,271           --       9,835
  Exec. Vice President and        1998     153,125     146,026      160,000     548,447
  Chief Administrative Officer    1997          --          --           --          --

Craig W. Rauchle                  1999     257,692     113,271           --      11,773
  Exec. Vice President --         1998     241,154     232,750           --      11,130
  Corporate Development           1997     225,000     174,801      160,000      15,627

Ross E. McAlpine                  1999     174,231      80,938           --       7,706
  Senior Vice President           1998     170,000     151,500           --      16,561
                                  1997     141,724     114,580      100,000       6,702

Jeffrey T. Ford                   1999     172,692      73,959           --       2,500
  Sr. Vice President and          1998     153,192      57,000       20,000       2,230
  Chief Technology Officer        1997     126,154      20,000       48,000       3,019

Kurt R. Kneip                     1999     138,461      17,500           --       2,500
  Vice President/CFO/             1998     128,077      56,750           --       2,230
  Secretary/Asst. Treasurer       1997     120,000      45,000       40,000       2,053

----------
(1) The Company contribution under 401(k) Retirement Plan for 1999 is estimated to be $2,500 each for Messrs. Stout, Rauchle, Ford and Kneip. The Company contribution is estimated to be $2,308 for Mr. McAlpine. Messrs. Mihaylo, Stout and Rauchle also each received auto allowances of $6,000 and Mr. McAlpine received an auto allowance of $4,800 during 1999, and Messrs. Stout and Rauchle received reimbursements for club dues and expenses. In addition, each executive officer, except Norman Stout, was allocated common stock through 1997 under the Employee Stock Ownership Plan (a maximum for each executive officer of 44 shares in 1997).
(2)  No compensation is present under omitted columns (e), (f) and (h).
(3) Mr. Mihaylo was granted an option to purchase 400,000 shares of the Company's Common Stock during 1997. In 1998, Mr. Mihaylo forfeited an option to purchase 160,000 of these 400,000 shares, leaving Mr. Mihaylo an option to purchase a total of 240,000 shares as of June 1, 1998. Mr. Stout was granted an option to purchase 160,000 shares of the Company's Common Stock on this same date. Mr. Mihaylo's forfeited options were deemed to be forfeited on a pro-rata basis for vesting purposes.
(4) Other Compensation for 1998 includes a payment for forfeited bonus and in-the-money stock options totaling $531,840 due to Mr. Stout during prior employment, $11,500 for services that Mr. Stout performed while on the board of directors, and other expenses as described in note (1) above.

                     AGGREGATED OPTION EXERCISES IN 1999 AND
                         DECEMBER 31, 1999 OPTION VALUES

                                                         Number of         Value of
                                                        Unexercised      in-the-Money
                                                        Options at        Options at
                                                        December 31,      December 31,
                             Shares                     1999 (#) (2)        1999 ($)
                          Acquired on       Value      -------------     -------------
                           Exercise       Realized      Exercisable/      Exercisable/
   Name                       (#)            ($)       Unexercisable     Unexercisable
   ----                       ---            ---       -------------     -------------
   (a)                        (b)            (c)            (d)              (e)
Steven G. Mihaylo
  Exercised                 96,000        1,638,000
  Exercisable                                               --                --
  Unexercisable                                           144,000          2,457,000

Norman Stout:
  Exercised                 20,000         359,688
  Exercisable                                             37,000            228,000
  Unexercisable                                           128,000           912,000

Craig W. Rauchle
  Exercised                 15,000         330,000
  Exercisable                                             159,995          2,971,605
  Unexercisable                                           118,500          2,033,156

Ross E. McAlpine
  Exercised                 15,000         330,000
  Exercisable                                             67,000           1,222,500
  Unexercisable                                           75,000           1,272,750

Jeffrey T. Ford
  Exercised                 15,000         330,000
  Exercisable                                             65,700           1,230,419
  Unexercisable                                           47,300            545,706

Kurt R. Kneip
  Exercised                  7,000         149,500
  Exercisable                                             43,000            886,750
  Unexercisable                                           24,000            425,625

----------
(1) Potential unrealized value is (i) the fair market value of the Common Stock at December 31, 1999 ($25.00 per share) less (ii) the option exercise price multiplied by (iii) the number of shares held by each person.
(2) Of the options noted, Mr. Stout was granted 5,000 of the exercisable stock options while Mr. Stout was a director of the Company, prior to his election as an Officer.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company granted no stock options to Named Officers during the year ended December 31, 1999.

                                           COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PRINCIPLES

     The Company's Compensation Committee's responsibilities include determining the cash and non-cash compensation of executive officers. The Committee's policy regarding compensation of the Company's executive officers is to provide generally competitive salary levels and compensation incentives in order to attract and retain individuals of outstanding ability; to recognize individual performance and the performance of the Company; and to support the Company's primary goal of increasing shareholder value. Through 1998, non-cash compensation had been limited to stock option grants to purchase Common Stock at fair market value at the grant date. All executive officers and some middle managers of the Company participate in such stock incentive plans. All options to purchase Common Stock were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. These plans are designed to attract and retain qualified personnel and to tie their performance to the enhancement of shareholder value. Stock options granted to Named Officers on May 28, 1997 include market price "hurdles" which must be met in order to accelerate the stock option vesting provisions. These stock options vest at a rate of 20% per year from the grant date only if the market price of the Company's Common Stock increases at a rate of at least 30% per year from the exercise price. Options that do not vest pursuant to this accelerated vesting provision vest at the end of five years from the date of grant.

     Executive officers, together with other permanent Inter-Tel employees, may also participate in the Company's 401(k) Thrift Savings Plan, the Inter-Tel Employee Stock Purchase Plan and the Inter-Tel Employee Stock Ownership Plan.

     During 1999, each of the Named Executive officers and other officers and selected employees of the Company were offered loans to acquire the Company's common stock. Promissory Notes were established to cover the cost of exercise of stock options, including applicable taxes, or the cost of the Company's common stock purchased in the open market during May and June of 1999. The loans are interest-only notes with balloon payments due or before March 15, 2004. The loans bear interest at the mid-term applicable federal interest rate, compounded annually. Interest payments are due on or before March 15 of each anniversary beginning on March 15, 2000. The notes are full recourse loans and the Company retains the common stock certificates as collateral. Messrs. Mihaylo and Kneip each paid off their respective loans in full during 1999. Messrs. Stout, Rauchle, Ford and McAlpine each continue to participate in the loan program. The following table sets forth the details of the stock option loans for each of the Named Executive officers through December 31, 1999.

                                                   Loan Payments        Loan
                    Original Stock     Accrued    Through 12-31-99   Balance at
Name                 Loan Balance   Interest (a)    12-31-99 (b)    12-31-99 (c)
----                 ------------   ------------    ------------    ------------

Steven G. Mihaylo       471,117        4,253           475,370              --
Norman Stout            266,026        8,758                --         274,784
Craig W. Rauchle        106,816        3,526                --         110,342
Jeffrey T. Ford         110,024        3,618                --         113,642
Ross E. McAlpine        114,657        3,280                --         117,937
Kurt R. Kneip            35,921          159            36,080              --

----------
(a) Accrued interest is the lesser of the amount accrued through December 31, 1999 or date of loan payoff.
(b) Messrs. Mihaylo and Kneip paid off their loans on July 29, 1999 and June 26, 1999, respectively.
(c)  Loan balance includes accrued interest through December 31, 1999.

     The Compensation Committee intends to continue to consider expansion of executive compensation to include deferred cash and equity-based compensation integrated with the attainment of specific long-term performance goals and shareholder value enhancement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Please refer "Executive Compensation Principles" above for information regarding loans offered to Named Executive officers to acquire the Company's common stock.

     Two of the Company's executive officers received loans from Inter-Tel during 1999 to acquire common stock in Cirilium, a company formed during 1999 that is jointly owned by Inter-Tel and Hypercom Corporation. Norman Stout and Craig Rauchle received loans on December 29, 1999 of $250,000 and $200,000, respectively, to acquire 375,000 and 300,000 shares, respectively, of voting common stock of Cirilium. The Promissory Notes are interest-only notes with balloon payments due or before March 15, 2004. The loans bear interest at the mid-term applicable federal interest rate, compounded annually. Interest payments are due on or before March 15 of each anniversary beginning on March 15, 2001. The notes are full recourse loans and the Company retains the Cirilium common stock certificates as collateral.

EXECUTIVE COMPENSATION PROGRAM

KEY EXECUTIVES

     The total compensation program for executives includes both cash and equity-based compensation. The Committee determines the level of salary for executive officers and determines the salary or salary ranges based upon a review of base salary levels for comparable officer positions in similar companies of comparable size and capitalization. Salary changes are based upon the Committee's assessment of the executive's performance and the scope and complexity of the position held.

     At the beginning of 1999, the Compensation Committee considered the Company's target earnings per share goals and the business plans of the Company. Consideration included past and anticipated performance, new product and market expectations, assets employed and similar factors. The Committee set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. Maximum bonus awards, ranging from 50% to 100% of annual base compensation were set for the Named Officers. Messrs. Mihaylo, Stout, Rauchle, Ford and Kneip each donated all or part of their respective bonuses to the Company's profit sharing and/or other bonus plans for 1999. No Named Officer reached his maximum goal during 1999.

     As indicated above, annual cash bonus awards are integrated with performance against specific earnings per share goals set forth in the Company's business plan. Performance benchmarks are tied to the specific earnings per share performance of the Company. The cash bonuses in the Summary Compensation Table reflect the performance of the named officers against the earnings per share targets established at the beginning of the year, less any amounts donated to other profit sharing and/or bonus plans for 1999.

CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's salary was determined based on a review of the salaries of Chief Executive Officers of similar companies of comparable size and capitalization and upon a review of the Chief Executive Officer's performance against the Company's 1998 performance. The Compensation Committee determined the CEO's 1999 bonus based on similar Company consolidated earnings performance criteria used to determine bonuses for the other executive officers. In May 1997, Mr. Mihaylo was granted stock options for the first time in the Company's history. The Compensation Committee granted an option to purchase 400,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on May 28, 1997. During 1998, Mr. Mihaylo forfeited 160,000 of those options, which were deemed to be forfeited on a pro-rata basis for vesting purposes. Mr. Mihaylo's options vest at a rate of 20% per year from the grant date only if the market price of the Company's Common Stock increases at least 30% per year over the option grant price. Stock options that do not vest pursuant to this accelerated vesting provision set forth above vest and become exercisable at the end of five years from the date of grant. No stock options were granted to Mr. Mihaylo to purchase Inter-Tel stock during 1999.

COMPENSATION COMMITTEE: J. Robert Anderson, Chairman; Maurice H. Esperseth, Gary
D. Edens.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                  AMONG INTER-TEL, PEER GROUP AND NASDAQ MARKET

     The graph below compares the cumulative total return of the Company's Common Stock with the Nasdaq market index and a self-determined peer group index from December 1994 to December 1999. The Common Stocks of the peer group companies have been included on a weighted basis to reflect the relative market capitalization at the end of each period shown.

                        COMPARISON OF CUMULATIVE RETURNS

                              [PERFORMANCE CHART]

Description                   12/31/94   12/31/95   12/31/96   12/29/97   12/31/98   12/31/99
-----------                   --------   --------   --------   --------   --------   --------
INTER-TEL, INCORPORATED         100.0      212.9      262.1      534.8      646.5      693.1
Nasdaq Composite Index          100.0      139.9      171.7      208.8      291.6      541.2
Self-determined Peer Group      100.0      125.7      135.2      176.6      146.5      146.0

Companies in the Self-determined
  Peer Group

     COMDIAL CORP, MITEL CORP, NORSTAN INC and eLot (formerly Executone Business Information Systems, Inc.)

NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 On 12/31/94.
    E. The computer-telephone business of eLot was acquired by Inter-Tel on January 1, 2000. Accordingly, eLot will not be used as a member of the self-determined peer group beginning in 2000.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

                                        By Order of the Board of Directors



                                        Kurt R. Kneip
                                        Secretary

March 10, 2000

                             FIRST AMENDMENT TO THE
              INTER-TEL, INCORPORATED 1997 LONG-TERM INCENTIVE PLAN

Subject to shareholder approval, the Company's Board of Directors adopted the Inter-Tel, Incorporated 1997 Long-Term Incentive Plan (the "1997 Plan"), effective February 24, 1997. By this instrument, the Company desires to amend the 1997 Plan to add 1,250,000 more shares to the 1997 Plan and to limit the Company's ability to reprice options under the Plan.

     1. This First Amendment shall amend only those Sections specified herein and those Sections not amended hereby shall remain in full force and effect.

     2. Article 5 of the Plan is hereby amended by amending Section 5.1 as follows:

          5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be three million six hundred fifty thousand (3,650,000).

     3.   Article  15 of the Plan is  hereby  amended  by adding  the  following
          Section 15.3 as follows:

          15.3 Stock Option Repricing. Notwithstanding anything to the contrary, subject to adjustment provided in Section 14.1, the Company shall not, without previously obtaining stockholder approval, (i) reduce the exercise price of any outstanding Options, (ii) grant new Options in exchange for outstanding Options where the new Options have an exercise price per share less than the exercise price per share of the outstanding Options, or (iii) grant or amend Options, which would be considered a "repricing" of such Options, as determined by the Board utilizing the rules under Item 402 of Regulation S-K promulgated under the Securities Act of 1933. This Section 15.3 may not be amended or deleted from the Plan without prior stockholder approval.

     4. Except as otherwise specifically provided herein, this First Amendment shall be effective as of March 9, 2000.

                             INTER-TEL, INCORPORATED
                          1997 LONG-TERM INCENTIVE PLAN

     ARTICLE 1 PURPOSE

     1.1. GENERAL. The purpose of the Inter-Tel, Incorporated Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Inter-Tel, Incorporated, (the "Company") by linking the personal interests of its key employees to those of Company shareholders and by providing its key employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers and key employees of the Company and its Subsidiaries.

     ARTICLE 2 EFFECTIVE DATE

     2.1. EFFECTIVE DATE. The Plan is effective as of February 24, 1997 (the "Effective Date"). Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of the Arizona Corporation Law and the Company's Bylaws and Articles of Incorporation. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

     ARTICLE 3 DEFINITIONS AND CONSTRUCTION

     3.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Change of Control" means and includes each of the following:

               (1) A change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act regardless of whether the Company is subject to such reporting requirement;

               (2) A change of control of the Company  through a transaction  or series of transactions,  such that any person (as that term is used in
          Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

               (3) Any merger, consolidation, dissolution or liquidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

               (4) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

               (5) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member;

               (6) A majority of the Board in office at the beginning of any thirty-six (36) month period is replaced during the course of such thirty-six (36) month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such replacement was not initiated by the Board as constituted at the beginning of such thirty-six (36) month period.

The foregoing events shall not be deemed to be a Change in Control if the transaction or transactions causing such change shall have been approved by the affirmative vote of at least a majority of the members of the Board in office as of the Effective Date ("Incumbents"), those serving on the Board pursuant to nomination or appointment thereto by a majority of Incumbents ("Successors"), and those serving on the Board pursuant to nomination or appointment thereto by a majority of a Board composed of Incumbents and/or Successors.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee"  means the committee of the Board described in Article
     4.

          (g) "Disability" shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code.

          (h) "Dividend Equivalent" means a right granted to a Participant under
     Article 11.

          (i) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property as determined by the Committee in its discretion, under one of the following methods: (1) the average of the closing bid and asked prices for the Stock as reported on the NASDAQ National Market System (or any other national securities exchange on which the Stock is then listed) for that date or, if no prices are so reported for that date, such prices on the next preceding date for which closing bid and asked prices were reported; or (2) the price as determined by such methods or procedures as may be established from time to time by the Committee.

          (j) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (k) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

          (l) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (m) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (n) "Participant" means a person who, as an officer or key employee of the Company or any Subsidiary, has been granted an Award under the Plan.

          (o) "Performance  Share" means a right granted to a Participant  under
     Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (p) "Plan" means the Inter-Tel, Incorporated 1997 Long-Term Incentive Plan, as amended from time to time.

          (q) "Restricted Stock Award" means Stock granted to a participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (r) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to
     Article 13.

          (s) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

          (t) "Subsidiary" means any corporation, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

     ARTICLE 4 ADMINISTRATION

     4.l. COMMITTEE. The Plan shall be administered by the Board or one or more Committees appointed by, and serving at the discretion of the Board (referred herein collectively as the "Administrator").

          (a) Multiple administrative bodies. The Plan may be administered by different Committees with respect to different groups of employees.

          (b) Section 162(m). To the extent that the Board determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (c) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 ("Rule 16b-3"), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (d) Other Administration. Other than as provided above, the Plan shall be administered by the Board or a Committee serving at the discretion of the Board, which committee shall be constituted to satisfy all applicable laws. -

     4.2. ACTION BY COMMITTEE. A majority of a Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of a Committee in lieu of a meeting shall be deemed the acts of such Committee. Each member of a Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     4.3. AUTHORITY OF ADMINISTRATOR. The Administrator has the exclusive power, authority and discretion to:

          (a) Designate Participants;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and thenumber of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g) Decide all other matters that must be determined in connection with an Award;

          (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

          (i) Make all other decisions and determinations that may be required under the Plan or as the Administrator deems necessary or advisable to administer the Plan.

     4.4. DECISIONS BINDING. The Administrator's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

     ARTICLE 5 SHARES SUBJECT TO THE PLAN

     5.1. NUMBER OF SHARES. Subject to adjustment provided in Section 1 5.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be one million two hundred thousand (1,200,000).

     5.2. LAPSED AWARDS. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant over the term of the Plan shall be five hundred thousand (500,000).

     ARTICLE 6 ELIGIBILITY

     6.1. GENERAL. Awards may be granted only to individuals who are officers or other key employees (including employees who also are directors or officers) of the Company or a Subsidiary, as determined by the Administrator.

     ARTICLE 7 STOCK OPTIONS

     7.1.  GENERAL.   The  Administrator  is  authorized  to  grant  Options  to
Participants on the following terms and conditions:

          (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Administrator.

          (b) Time and Conditions of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part, provided that no Option may be exercisable prior to six (6) months following the date of the grant of such Option. The Administrator also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c) Payment. The Administrator shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including net issuance or other "cashless" exercise arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Administrator pursuant to the preceding sentence, the Administrator may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Administrator.

          (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award
     Agreement shall include such provisions as may be specified by the Administrator.

     7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

          (a) Exercise Price. The exercise price per share of Stock shall be set by the Administrator, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

          (b) Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten (10) years from the date of its grant.

          (c) Lapse of Option. An Incentive Stock Option shall lapse under the following circumstances:

               (1) The Incentive Stock Option shall lapse ten (10) years after it is granted, unless an earlier time is set in the Award Agreement.

               (2) The Incentive Stock Option shall lapse upon termination of employment for any reason, except that the Administrator may in its discretion permit a

          Participant to exercise all or any portion of the Incentive Stock Option for a period of up to ninety (90) days after the Participant's termination of employment, except in the case of the Participant's termination of employment due to Disability, in which case the Incentive Stock Option shall lapse twelve (12) months after the date the Participant terminates employment.

               (3) If the Participant dies before the Option lapses pursuant to paragraph (1) or (2), above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) fifteen (15) months after the date of the Participant's death. Upon the Participant's death, any vested and otherwise exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

          (d) Incentive Stock Option Limitation. Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000.00, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7.2(d), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Stock shall be determined as of the time the Option with respect to such shares of Stock is granted.

          (e) Ten Percent Owners. An Incentive Stock Option shall not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company.

          (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after April 23, 2007.

          (g) Right to exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

     ARTICLE 8 STOCK APPRECIATION RIGHTS

     8.1. GRANT OF SARs. The Administrator is authorized to grant SARs to Participants on the following terms and conditions:

          (a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

               (1) The Fair Market Value of one share of Stock on the date of exercise; over

               (2) The grant price of the Stock Appreciation Right as determined by the Administrator, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

          (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Administrator at the time of the grant of the Award and shall be reflected in the Award Agreement.

     ARTICLE 9 PERFORMANCE SHARES

     9.1. GRANT OF PERFORMANCE SHARES. The Administrator is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Administrator. The Administrator shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

     9.2. RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Administrator, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Administrator shall establish at grant or thereafter. The Administrator shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

     9.3. OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Administrator and reflected in the Award Agreement.

     ARTICLE 10 RESTRICTED STOCK AWARDS

     10.1. GRANT OF RESTRICTED STOCK. The Administrator is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Administrator. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

     10.3. FORFEITURE. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Administrator may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4. CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

     ARTICLE 11 DIVIDEND EQUIVALENTS

     11.1. GRANT OF DIVIDEND EQUIVALENTS. The Administrator is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Administrator. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Administrator. The Administrator may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

     ARTICLE 12 OTHER STOCK-BASED AWARDS

     12.1. GRANT OF OTHER STOCK-BASED AWARDS. The Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Administrator to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Administrator shall determine the terms and conditions of such Awards.

     ARTICLE 13 PROVISIONS APPLICABLE TO AWARDS

     13.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Administrator, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Administrator may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2. EXCHANGE PROVISIONS. The Administrator may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 13.1), based on the terms and conditions the Administrator determines and communicates to the Participant at the time the offer is made.

     13.3. TERM OF AWARD. The term of each Award shall be for the period as determined by the Administrator, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

     13.4. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Administrator determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Administrator. The Administrator may also authorize payment in the exercise of an Option by net issuance or other cashless exercise methods.

     13.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution. In the Award Agreement for any Award other than an Award that includes an Incentive Stock Option, the

Administrator may allow a Participant to assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust benefiting such individuals, subject to such restrictions, limitations, or conditions as the Administrator deems to be appropriate.

     13.6. BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a jurisdiction in which community property laws apply, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than fifty percent (50%) of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator.

     13.7. STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     13.8. TENDER OFFERS. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Administrator may in its sole discretion declare previously granted Options to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.9 ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall then lapse in accordance with the other provisions of this Plan and the Award Agreement.

     13.10 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully vested, exercisable and all restrictions on outstanding Awards shall lapse; provided, however, that with respect to any Change of Control in which the outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall terminate upon the occurrence of the Change of Control, each Participant shall fully vest and have exercisable such Awards prior to the occurrence of such Change of Control.

     ARTICLE 14 CHANGES IN CAPITAL STRUCTURE

     14.1. GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

     ARTICLE 15 AMENDMENT, MODIFICATION AND TERMINATION

     15.1. AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Administrator may terminate, amend or modify the Plan. However, without approval of the shareholders of the Company (as may be required by the Code, a national securities exchange or quotation system on which the stock can be listed or reported or any other applicable law or regulation), no such termination, amendment, or modification may:

          (a) Materially increase the total number of shares of Stock that may be issued under the Plan, except as provided in Section 14.1;

          (b) Materially modify the eligibility requirements for participation in the Plan; or

     15.2. AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

     ARTICLE 16 GENERAL PROVISIONS

     16.1. NO RIGHTS TO AWARDS. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Administrator is obligated to treat Participants and employees uniformly.

     16.2. NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

     16.3. WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy United States Federal, state, and local taxes (including the Participant's FICA obligation and any withholding obligation imposed by any country other than the United States in which the Participant resides) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event under the Plan, the Administrator may, in its sole and absolute discretion, permit a Participant to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes in accordance with such procedures as the Administrator establishes. The Administrator may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

     16.4. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

     16.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     16.6. INDEMNIFICATION. To the extent allowable under applicable law, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     16.7. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

     16.8. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     16.9. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.10. FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     16.11. SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Administrator.

     16.12. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     16.13. GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

             INTER-TEL, INCORPORATED ANNUAL MEETING OF SHAREHOLDERS
                       WEDNESDAY, MAY 3, 2000, 10:00 A.M.
                       7300 W. BOSTON, CHANDLER, AZ 85226

INTER-TEL, INCORPORATED
120 N. 44TH STREET, SUITE 200
PHOENIX, AZ 85034                                                          PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 3, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.
By signing the proxy, you revoke all prior proxies and appoint Kurt R. Kneip, N. Thomas Peiffer, Jr. and Norman Stout, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

THERE ARE TWO WAYS TO VOTE YOUR PROXY. YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE
* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 2, 2000.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
*    Follow the simple instructions the Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the  postage-paid  envelope
we've  provided  or  return  it  to  Inter-Tel,   Incorporated,  c/o  Shareowner
Services, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.
1. Election of directors:

01   Steven G. Mihaylo              [ ] Vote FOR all nominees (except as market)
02   J. Robert Anderson
03   Jerry W. Chapman
04   Gary D. Edens                  [ ] Vote WITHHELD from all nominees
05   C. Roland Haden

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)    _______________________________

2. To  amend  the  Inter-Tel,   Incorporated  1997  [ ]For [ ]Against [ ]Abstain
   Long-Term Incentive Plan to increase the shares reserved by 1,250,000 shares and to amend the plan to prohibit the repricing of options under the Plan.

3. To transact such other business as may properly [ ]For [ ]Against [ ]Abstain come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box  Indicate changes below:

Date:  _____________________________

Signature(s) in Box:  _________________________________
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.